BELL, BOYD & LLOYD
                       Three First National Plaza
                    70 West Madison Street, Suite 3300
                       Chicago, Illinois 60602-4207
                             312  372-1121
                           Fax  312  372-2098


                           October 13, 1998


     As counsel for Stein Roe Investment Trust (the "Registrant"), we consent to the incorporation by reference of our opinion for each of the Registrant's series, filed with the Registrant's registration statement on Form N-1A, Securities Act File No. 33-11351 on each of the dates listed below:

                                                 Date of  Date of
Series                                           Opinion  Filing*
-----------------------------------------------  -------  -------
SteinRoe Prime Equities                          3/3/87    6/25/96
  (now Stein Roe Growth & Income Fund)           12/20/87  6/25/96
Stein Roe Capital Opportunities Fund             12/20/87  6/25/96
Stein Roe Special Fund                           12/20/87  6/25/96
SteinRoe Stock Fund                              12/20/87  6/25/96
  (now Stein Roe Growth Stock Fund)
SteinRoe Total Return Fund                       12/20/87  6/25/96
  (now Stein Roe Balanced Fund)
Stein Roe International Fund                     1/28/94   6/25/96
Stein Roe Young Investor Fund                    2/17/94   6/25/96
Stein Roe Special Venture Fund                   10/11/94  6/25/96
Stein Roe Emerging Markets Fund                  1/27/97   1/28/97
Stein Roe Growth Opportunities Fund              4/18/97   4/22/97
SteinRoe Large Company Focus Fund                2/11/98   2/11/98
Stein Roe Asia Pacific Fund                      6/11/98   8/26/98

* Exhibits filed on 6/25/96 were refiled on that date to comply with EDGAR filing requirements.

     In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                  /s/ BELL, BOYD & LLOYD